                                                                     EXHIBIT 4.9



                            BAKER HUGHES INCORPORATED

                                6% Notes due 2009

                  A series of Securities is hereby established pursuant to
Section 301 of the Indenture dated as of May 15, 1991 (the "Indenture") between Baker Hughes Incorporated (the "Company") and Citibank, N.A. (the "Trustee"), as successor trustee to Morgan Guaranty Trust Company of New York, as follows:

                  1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

                  2. The title of the 6% Notes due 2009 shall be "6% Notes due 2009" (the "Notes").

                  3. The limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes that, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $200,000,000.

                  4. The Notes shall be issued as Registered Securities only.

                  5. The date on which the principal of the Notes is payable shall be February 15, 2009.

                  6. The rate at which the Notes shall bear interest shall be 6% per annum. The date from which interest shall accrue for the Notes shall be February 4, 1999. The Interest Payment Dates on which such interest shall be payable shall be February 15 and August 15 of each year, commencing August 15, 1999. The Regular Record Date for interest payable on the Notes on any Interest Payment Date shall be the February 1 or August 1, as the case may be, next preceding such Interest Payment Date. No additional amounts with respect to the Notes shall be payable.

                  7. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the Corporate Trust Office of the Trustee, in New York City, and any other office or agency maintained by the Company for such purpose. Payments in respect of Notes in the form of Book-Entry Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest on any Notes may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for such Notes.

                  8. The Notes are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, on any Redemption Date at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued interest thereon to the Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption
Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer" means each of NationsBanc Montgomery Securities LLC (and its successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  9. The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

                  10. The Notes shall be issued upon original issuance in whole in the form of one or more Book-Entry Securities (the "Book-Entry Notes"). Each Book-Entry Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Book-Entry Note.

                  Any Book-Entry Note shall be exchangeable pursuant to Sections 305, 906 and 1107 of the Indenture for Notes registered in the name of, and a transfer of a Book-Entry Note may be registered to, any Person other than the Depository for such Note or its nominee only if (i) the Company, after notification thereof by such Depositary, notifies the Trustee in writing that such Depository is unwilling or unable to continue as Depository for such Book-Entry Note or such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice of lapse of time would be an Event of Default, with respect to the Notes, and the Security Registrar has received a request from the Depositary to issue Notes in lieu of all or a portion of that Book-Entry Note (in which case the Company shall deliver Notes within 30 days of such request).

                  The Depository Trust Company is hereby designated as the Depositary with respect to the Book-Entry Notes under the Indenture.

                  11. The provisions of Sections 1302 and 1303 of the Indenture shall be applicable to the Notes.

                  12. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Annex A hereto (the "Form of Note").

                  13. Legends.

                  (i) Except as permitted by the following paragraphs (ii) and
(iii), each certificate evidencing the Notes shall bear a legend (the "Private Placement Legend") substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND THE REGISTRATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE ("THE RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BAKER HUGHES INCORPORATED (THE "ISSUER") OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
         (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE

         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing Book-Entry Notes shall bear the legend set forth on the face of the Form of Note.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (as defined in the Exchange and Registration Rights Agreement dated as of February 4, 1999 (the "Registration Rights Agreement") between the Company and the Initial Purchaser named therein), including any Transfer Restricted Security in the form of a Book Entry Note, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

                  (a) in the case of any Transfer Restricted Security in definitive form, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the Private Placement Legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (b) in the case of any Transfer Restricted Security in the form of a Book-Entry Note, such Transfer Restricted Security shall not be required to bear the Private Placement Legend if all other interests in such Book-Entry Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Sections 204 and 305 of the Indenture and this paragraph 13.

                  (iii) Notwithstanding the foregoing, upon consummation of the Registered Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, upon receipt of an authentication order in accordance with Section 303 of the Indenture, the Trustee shall authenticate Notes ("Exchange Notes") in exchange for Notes accepted for exchange in the Registered Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend, and the Security Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Holder of Notes accepted for exchange in the Registered Exchange Offer is either (A) a broker-dealer tendering Notes acquired directly from the Company, (B) a Person participating in the Registered Exchange Offer for purposes of distributing the Exchange Notes or (C) a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

         14.      Transfer and Exchange.

                  (i) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 305 of the Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

                  (a) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Annex B hereto); or

                  (b) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto); or

                  (c) if such Transfer Restricted Securities are being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto) and a certification from the applicable transferee (in substantially the form of Annex C hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

                  (d) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such Holder (in substantially the form of Annexes B and D hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

                  (e) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

                  (ii) Transfer and Exchange of Book-Entry Securities. The transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Indenture and paragraphs 10, 13 and 14 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

                                                                         ANNEX A

                               [FACE OF SECURITY]

                                                 [Rule 144A Book-Entry Security]
                                              [Regulation S Book-Entry Security]
                                       [Accredited Investor Book-Entry Security]

[THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN OR PURSUANT TO THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. THE DEPOSITORY TRUST COMPANY ("DTC") SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE SECURITY REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*


Number ___________                                                  $___________

                            BAKER HUGHES INCORPORATED

                                6% NOTE DUE 2009

                                                               CUSIP ___________

                  BAKER HUGHES INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which includes any successor Person under the Indenture hereinafter referred
to), FOR VALUE RECEIVED, hereby PROMISES TO PAY TO _________________________________, or registered assigns, the principal sum of
______________________ Dollars[, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities hereto,]* on February 15, 2009, and to pay interest thereon from February 4, 1999 or from the most recent Interest Payment Date to which interest has been paid or
--------
         *        To be included in a Book-Entry Security.

duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 1999, at the rate of 6% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments in respect of this Security, if in the form of a Book-Entry Security, shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of this Security. In all other cases, at the option of the Company, payment of interest on this Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND THE REGISTRATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE ("THE RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER

THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BAKER HUGHES INCORPORATED (THE "ISSUER") OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                     BAKER HUGHES INCORPORATED



[SEAL]                               By:
                                        ---------------------------------------
                                       Name:
                                       Title:

Attest:



---------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
     as Trustee



By
  -------------------------
         Authorized Officer

                              [REVERSE OF SECURITY]

                            BAKER HUGHES INCORPORATED

                                6% NOTE DUE 2009

                  This Security is one of a duly authorized issue of securities (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1991 (herein called the "Indenture"), between the Company and Citibank, N.A. (herein called the "Trustee," which term includes any successor trustee under the Indenture), as successor trustee to Morgan Guaranty Trust Company of New York, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                  The Securities of this series shall be subject to redemption at the option of the Company prior to maturity as set forth pursuant to the Indenture. The Securities of this series shall not be subject to a sinking fund requirement.

                  The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written requests, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  By its acceptance of any Security bearing a legend restricting transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in the officers' certificate executed pursuant to Section 301 of the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in such officers' certificate and the Indenture. In addition to the rights provided to Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Exchange and Registration Rights Agreement, dated as of February 4, 1999, between the Company and the Initial Purchaser named therein.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT -
TEN ENT - as tenants by entireties                               ---------------
JT TEN  - as joint tenants with right of                          (Cust)
          survivorship and not as            Custodian for
          tenants in common                                ---------------------
                                                                  (Minor)
                                                      under Uniform Gifts to
                                             Minors Act of
                                                           ---------------------
                                                                  (State)

     Additional abbreviations may also be used though not in the above list.

                      ------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated
     ----------------------------------             ----------------------------
                                                        Registered Holder

                      SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Book-Entry Security for other Securities have been made:



                                                                                Principal Amount
                                Amount of                  Amount of           of this Book-Entry            Signature of
                         Decrease in Principal       Increase in Principal     Security following         authorized officer
                             Amount of this             Amount of this            such decrease              of Trustee or
  Date of Exchange         Book-Entry Security        Book-Entry Security         (or increase)           Security Custodian
  ----------------         -------------------        -------------------    -----------------------      ------------------























----------------
* To be included in a Book-Entry Security.

                                                                         ANNEX B


                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re:      6% Notes due 2009 of Baker Hughes Incorporated

                  This Certificate relates to $_____ principal amount of Notes held in **______ book-entry or **______ definitive form by _____________________
(the "Transferor").

                  The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

         [ ] Such Note is being acquired for the Transferor's own account without transfer.

         [ ] Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit D to the Indenture).

         [ ] Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

         [ ] Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests), together with a certification in substantially the form of Exhibit C to the Indenture, and, to the knowledge of the Transferor, such institutional accredited investor to whom such Note is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company.

         [ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

--------
         **       Fill in blank or check appropriate box, as applicable.

                                                     ---------------------------
                                                     [INSERT NAME OF TRANSFEROR]


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:
                                                     Address:


Date:
     ----------------------

                                                                         ANNEX C



                   FORM OF TRANSFEREE LETTER OF REPRESENTATION
              TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS

Baker Hughes Incorporated
3900 Essex Lane, Suite 1200
Houston, Texas 77027-5177
Attention: General Counsel

Ladies and Gentlemen:

                  In connection with our proposed purchase of $ _________ aggregate principal amount of 6% Notes due 2009 (the "Notes") of Baker Hughes Incorporated, a Delaware corporation (the "Company"):

                  1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws, and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to (x) the date which is two years after the later of the date of original issue and the last date that the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor") purchasing the Notes for its own account or for the account of another Institutional Accredited Investor, in each case in a minimum principal amount of the Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the Trustee a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an Institutional Accredited Investor that is acquiring such Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (d), (e) or (f) prior to the Resale Restriction Termination Date of the Notes to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  2. We are an Institutional Accredited Investor purchasing for our own account or for the account of another Institutional Accredited Investor.

                  3. We are acquiring the Notes purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Notes. We invest in or purchase securities similar to the Notes in the normal course of our business. We are aware that we, and all accounts for which we are acting, may be required to bear the economic risk of an investment in the Notes for an indefinite period of time, and we, and all accounts for which we are acting, are able to bear the such risk for an indefinite period.

                  4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,


                                Name of Transferee:
                                                   -----------------------------
                                By:
                                   ---------------------------------------------
                                Date:
                                     -------------------------------------------

                  Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:


Name:
          ----------------------------
Address:
          ----------------------------

          ----------------------------
Taxpayer ID No:
               -----------------------

                                                                         ANNEX D

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S


                                                             -------------, ----

Citibank, N.A., as Security Registrar
111 Wall Street
New York, New York 10043
Attention: Corporate Trust Department

Ladies and Gentlemen:

                  In connection with our proposed sale of certain 6% Notes due 2009 (the "Notes") of Baker Hughes Incorporated (the "Company"), we represent that:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable; and

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                  You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                            Very truly yours,


                                            -------------------------------
                                            [Name]


                                            By:
                                               -----------------------------
                                                     Name:
                                                     Title:
                                                     Address:


                                      AD-1